Keenan Capital, LLC SC 13G/A

Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to above) on behalf of each of them a statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares, par value $0.000001 per share of OneSmart International Education Group Limited and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 14, 2022.

Keenan Capital, LLC

By: /s/ Charles J. Keenan, IV

Name: Charles J. Keenan, IV

Title: Manager

Keenan Capital GP, LLC

By: /s/ Charles J. Keenan, IV

Name: Charles J. Keenan, IV

Title: Manager

Keenan Capital Fund, LP

By: /s/ Charles J. Keenan, IV

Name: Charles J. Keenan, IV

Title: Manager

Individual

/s/ Charles J. Keenan, IV Charles J. Keenan, IV

[Signature Page to Joint Filing Agreement to Schedule 13G]